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                                                                     Exhibit 4.1



                             NORTEL NETWORKS LIMITED

                                       AND


                       NORTEL NETWORKS CAPITAL CORPORATION

                                                      as Issuers,


                             NORTEL NETWORKS LIMITED

                                                      as Guarantor,


                                       AND


                                 CITIBANK, N. A.

                                                      as Trustee


                       ----------------------------------


                          FIRST SUPPLEMENTAL INDENTURE

                          DATED AS OF FEBRUARY 1, 2001

                                       TO

                     INDENTURE DATED AS OF DECEMBER 15, 2000


                       ----------------------------------

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FIRST SUPPLEMENTAL INDENTURE dated as of February 1, 2001 (this "First
Supplemental Indenture") to the Indenture dated as of December 15, 2000 (the "Original Indenture") among Nortel Networks Limited (the "Corporation"), a Canadian corporation having its principal place of business at 8200 Dixie Road, Suite 100, Brampton, Ontario, Canada L6T 5P6, Nortel Networks Capital Corporation (the "Finance Subsidiary" and together with the Corporation in its capacity as an issuer of Debt Securities, the "Issuers" and each an "Issuer"), a Delaware corporation having its principal place of business at Nortel Networks Plaza, 200 Athens Way, Nashville, Tennessee, U.S.A. 37228-1397, Nortel Networks Limited, in its capacity as guarantor of Debt Securities issued by the Finance Subsidiary (the "Guarantor"), and Citibank, N.A., a national banking association duly organized under the laws of the United States of America (the "Trustee"), having its Corporate Trust Office at 111 Wall Street, 14th Floor, New York, New York, U.S.A. 10005, Attn: Citibank Agency & Trust Services.

         WHEREAS, the Corporation, the Finance Subsidiary and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance of securities of the Corporation and the Finance Subsidiary in one or more registered series;

         WHEREAS, Article Nine of the Original Indenture provides, among other things, that the Corporation, the Finance Subsidiary and the Trustee may enter into indentures supplemental to the Original Indenture to, among other things, provide for the issuance of any series of Debt Securities and to set forth the terms thereof;

         WHEREAS, the Corporation desires to provide for the issuance of a series of Debt Securities to be designated the "6.125% Notes due February 15, 2006" (the "6.125% Notes") and to set forth the terms that will be applicable thereto;

         WHEREAS, all action on the part of the Corporation necessary to authorize the issuance of the 6.125% Notes under the Original Indenture and this First Supplemental Indenture (the Original Indenture, as supplemented by this First Supplemental Indenture, being hereinafter called the "Indenture") has been duly taken; and

         WHEREAS, all acts and things necessary to make the 6.125% Notes, when executed by the Corporation and authenticated and delivered by the Trustee as provided in the Original Indenture, the valid and binding obligations of the Corporation, and to constitute these presents a valid and binding supplemental indenture according to its terms binding on the Corporation, have been done and performed.

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

SECTION 1.  CREATION OF 6.125% NOTES.

Pursuant to Section 301 of the Original Indenture, there is hereby created a new series of Debt Securities designated as the "6.125% Notes due February 15, 2006" issuable by the Corporation. The 6.125% Notes shall be Global Securities in the form specified in Exhibit A to this First Supplemental Indenture, shall have the terms set forth therein and shall be entitled to the benefits of the other provisions of the Original Indenture as modified by this First Supplemental Indenture and specified herein. The Depository Trust Company ("DTC") and its nominees and any successor corporation of DTC and such successor's nominees are hereby designated as the Depositary for the Global Securities representing the 6.125% Notes.
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SECTION 2.  DEFINITIONS.

a) Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned thereto in the Original Indenture.

b) Solely for purposes of this First Supplemental Indenture and the 6.125% Notes and except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the indicated meanings (such meanings shall apply equally to both the singular and plural forms of the respective terms):

                  "Adjusted Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the second business day immediately preceding that Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

                  "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 6.125% Notes.

                  "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding that Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

                  "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Corporation to act as the "Independent Investment Banker".

                  "Outstanding" when used with respect to the 6.125% Notes has the same meaning assigned to "Outstanding" when used with respect to "Debt Securities" in the Original Indenture, except that references to "Debt Securities" shall be replaced by references to the "6.125% Notes".

                  "Reference Treasury Dealer" means each of Chase Securities Inc. and Salomon Smith Barney Inc. and their respective successors and three other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by the Corporation; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Corporation shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference

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         Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding that Redemption Date.

                  "Remaining Scheduled Payments" means, with respect to each 6.125% Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if that Redemption Date is not an interest payment date with respect to such 6.125% Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to that Redemption Date.

SECTION 3.  OPTIONAL REDEMPTION.

The 6.125% Notes will be redeemable, in whole or in part, at the option of the Corporation at any time and from time to time at a Redemption Price equal to the greater of (i) 100% of the principal amount of the 6.125% Notes to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments discounted to the relevant Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 25 basis points together with, in each case, accrued interest on the principal amount of the 6.125% Notes to be redeemed to the Redemption Date.

SECTION 4.  GOVERNING LAW.

This First Supplemental Indenture and the 6.125% Notes shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.


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SECTION 5.  NO RECOURSE AGAINST OTHERS.

No recourse for the payment of the principal of, premium, if any, or interest on any of the 6.125% Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Corporation contained in this First Supplemental Indenture, or in any of the 6.125% Notes, or because of the creation of any indebtedness represented thereby shall be had against any incorporator or against any past, present or future partner, shareholder, other equityholder, officer, director, employee or controlling person, as such, of the Corporation or of any successor Person, either directly or through the Corporation or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly understood that all such liability is hereby expressly waived and released as condition of, and as a consideration for, the execution of this First Supplemental Indenture and the issue of the 6.125% Notes.

Section 6.  COUNTERPARTS.

This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day, month and year first above written.

                            NORTEL NETWORKS LIMITED, as Issuer

                            By:________________________________________
                            Name:
                            Title:

                            By:________________________________________
                            Name:
                            Title:

                            NORTEL NETWORKS CAPITAL CORPORATION

                            By:________________________________________
                            Name:
                            Title:

                            By:________________________________________
                            Name:
                            Title:

                            CITIBANK, N.A., as Trustee

                            By:________________________________________
                            Name:
                            Title:



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                                                                       EXHIBIT A

         THIS IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

         No.                                  Principal Amount U.S.$
                                                         CUSIP NO. (656569AA8)
                                                         ISIN NO. (US656569AA83)


              NORTEL NETWORKS LIMITED, a corporation organized under the laws of Canada, promises to pay to CEDE & CO., or registered assigns, the principal sum
of U.S.$     , on February 15, 2006.

                  Interest Payment Dates:    February 15 and August 15

                  Regular Record Dates:      February 1 and August 1



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              Additional provisions of this Note are set forth on the other side of this Note.

                                          NORTEL NETWORKS LIMITED


                                          By:______________________________
                                              Name:
                                              Title:

                                          By:_______________________________
                                              Name:
                                              Title:

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

Citibank, N.A.,
as Trustee, certifies
that this is one of
the 6.125% Notes due
February 15, 2006 referred
to in the Indenture.

By:  ___________________
    Authorized Signatory                         Date:  ___________________



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                              REVERSE SIDE OF NOTE

                6.125% NOTES DUE FEBRUARY 15, 2006 (the "Notes")

1. Interest

                  Nortel Networks Limited, a corporation organized under the laws of Canada (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Corporation"), promises to pay interest on the principal amount of this Note at the rate per annum shown above.

                  The Corporation will pay interest semi-annually in arrears on each Interest Payment Date of each year commencing August 15, 2001. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from the issue date, being February 8, 2001, to but not including the subsequent Interest Payment Date. The Corporation shall pay interest on overdue principal (plus interest on such interest to the extent lawful), at the rate borne by the Notes to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment

                  The Corporation will pay interest to the Persons who are registered Holders of Notes at the close of business on the Regular Record Date preceding the Interest Payment Date even if Notes are canceled, repurchased or redeemed after the Regular Record Date and on or before the relevant Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Corporation will pay principal and interest in U.S. currency.

                  Payments in respect of Notes represented by a Global Security (including principal and interest) will be made by the transfer of immediately available funds to the accounts specified by DTC. The Corporation will make all payments in respect of a definitive Note (including principal and interest) by mailing a check to the address of each Person entitled thereto or by wire transfer to an account designated by such Person, at the option of the Corporation.

3. Paying Agent

                  Initially, Citibank, N.A. (the "Trustee"), will act as Trustee and Paying Agent. The Corporation may appoint and change any Paying Agent without notice to any Holder. The Corporation and any of its Affiliates may act as Paying Agent.

4. Indenture

                  The Corporation issued the Notes under an Indenture by and among the Corporation, Nortel Networks Capital Corporation ("NNCC") and the Trustee, dated as of December 15, 2000, as supplemented by the First Supplemental Indenture by and among the Corporation, NNCC and the Trustee, dated as of February 1, 2001 (as amended or supplemented from time to time in accordance with the terms thereof, collectively, the "Indenture"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Section
Section 77aaa-77bbbb) as in effect on the date

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
of the Original Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms. Each Holder by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as amended from time to time.

                  The Notes are senior unsecured obligations of the Corporation, ranking pari passu in right of payment with each other and with all senior unsecured indebtedness of the Corporation.

                  The Indenture imposes certain limitations on, among other things, the ability of the Corporation and its Restricted Subsidiaries, as applicable, to: (i) incur Funded Debt, (ii) incur Liens or (iii) amalgamate, merge or transfer or convey all or substantially all of the Corporation's and its Subsidiaries' assets, in each case as provided for in the Indenture.

5. Optional Redemption

                  The Notes will be redeemable, in whole or in part, at the Corporation's option at any time and from time to time at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments discounted to the relevant Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 25 basis points together with, in each case, accrued interest on the principal amount of the Notes to be redeemed to the Redemption Date.

                  Notice of any redemption will be mailed at least 30 days but not more than 45 days before the Redemption Date to each Holder of the Notes to be redeemed. On and after any Redemption Date, interest will cease to accrue on the Notes or any portion thereof called for redemption. On or before any Redemption Date, the Corporation shall deposit with the Paying Agent (or the Trustee) money sufficient to pay the Redemption Price of and accrued interest on the Notes to be redeemed on that Redemption Date. If less than all the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate. The Redemption Price shall be calculated by the Independent Investment Banker and the Corporation, the Trustee and the Paying Agent shall be entitled to rely on such calculation.

6. Denominations; Transfer; Exchange

                  The Notes are issued in fully registered book-entry form without coupons, and only in denominations of principal amount of $1,000 and any integral multiple thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Corporation may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Corporation need not register the transfer of or exchange (i) any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before the mailing of a notice of Notes to be redeemed and ending on the date of such mailing or (ii) any Notes so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

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7. Persons Deemed Owners

                  The registered holder of this Note may be treated as the owner of it for all purposes.

8. Unclaimed Money

                  If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Corporation at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Corporation and not to the Trustee for payment.

9. Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture, as it pertains to the Notes, or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the then Outstanding Notes and (ii) any default (other than with respect to nonpayment or in respect of a provision in the Indenture that cannot be modified or amended under Article Nine without the written consent of each Holder of the Notes affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then Outstanding Notes.

                  Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Corporation and the Trustee may amend the Indenture or the Notes, among other things, to (i) evidence the succession of another corporation to the Issuer and the assumption by such successor of the covenants of such Issuer, (ii) add additional covenants or surrender rights and powers conferred on the Corporation, (iii) add additional Events of Default,
(iv) change or eliminate any restrictions on the payment of principal or premium, if any, provided that any such action shall not adversely affect the interests of the Holders in any material respect, (v) change or eliminate any provision provided that any such change or elimination shall become effective only when there are no Outstanding Debt Securities of any series created prior to the execution of such amendment that is entitled to the benefit of such provision, (vi) evidence and provide for the appointment of a successor trustee,
(vii) add guarantees with respect to the Notes or to secure the Notes, (viii) add guarantees by any Person of the Corporation's obligations under the Indenture, (ix) supplement any provisions of the Indenture in order to permit or facilitate defeasance or discharge of the Notes, provided that any such action shall not adversely affect the interests of the Holders of the Notes in any material respect, or (x) cure any ambiguity, omission, defect or inconsistency or make any other provisions with respect to matters or questions arising under the Indenture that shall not be inconsistent with any provisions of the Indenture, provided such other provisions shall not adversely affect the interests of any Holder in any material respect.

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10. Defaults and Remedies

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes may declare all the Notes to be due and payable immediately.

                  Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

11. Trustee Dealings with the Corporation

                  Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Corporation or its Affiliates and may otherwise deal with the Corporation or its Affiliates with the same rights it would have if it were not Trustee.

12. No Recourse Against Others

                  An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Corporation shall not have any liability for any obligations of the Corporation under the Notes, the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

13. Defeasance; Discharge

                  As provided in Article Thirteen of the Indenture, the Corporation may defease and be discharged from any and all of its obligations, covenants and agreements with respect to the Notes and the Indenture or be released from its obligations with respect to the covenants contained in Section 1004 of the Indenture.

14. Authentication

                  This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

15. Abbreviations

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

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
16. CUSIP and ISIN Numbers

                  The Corporation has caused CUSIP numbers and/or ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers and/or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

17. Governing Law

                  This Note shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

18. Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

                  The Corporation has agreed that any suit, action or proceeding against the Corporation brought by any Holder or the Trustee arising out of or based upon the Indenture or the Notes may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, United States, and any appellate court from any thereof. The Corporation has irrevocably submitted to the non-exclusive jurisdiction of such courts for such purpose and any objection it may now or hereafter have to the laying of venue of any such proceeding, and any claim it may now or hereafter have that any proceeding in any such court is brought in an inconvenient forum. The Corporation has appointed CT Corporation System as its authorized agent upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon the Indenture or the Notes which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York.

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                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

                  I or we assign and transfer this Note to



          ___________________________________________________________

              (Print or type assignee's name, address and zip code)

          ___________________________________________________________

          ___________________________________________________________
             (Insert assignee's Social Security or Tax I.D. Number)

and irrevocably appoint the transfer agent to transfer this Note on the books of the Corporation. The agent may substitute another to act for him.

Date:____________________           Your Signature:___________________

Signature Guarantee:______________________________
                   (Signature must be guaranteed)

___________________________________________________________________________
Sign exactly as your name appears on the other side of this Note.


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